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CONSORTIUM: THE TOWER
by Interdimensional Games Inc
CONSORTIUM
THE TOWER
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SUPPORTED PLATFORMS
CAMPAIGN SUCCESSFUL
$348,538
OF $300,000 GOAL
116%
OF GOAL
POST-CAMPAIGN TOTAL: $349,128
3,046 BACKERS
SUCCEEDED MAY 11, 2016 6PM
SLACKER BACKER PLEDGE
The campaign has ended, but you can still pledge!
"Consortium offers a solid sample of what we've been saying games have the potential to do for a generation."
ROCK, PAPER, SHOTGUN
Praise for Consortium Game One
ABOUT
GAME INFO
UPDATES (19)
FAQ
COMMENTS (296)
THE ONE YEAR MARK...
Production update, new video, screenshots. Info about Gregory coming back to Twitch, Slacker Backer, upcoming Backer Demo and more!
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FROM THE CREATORS OF
CONSORTIUM
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$20
SLACKER BACKER!
TOWER BACKER
19 BACKERS
One copy of the Backer Special edition of Consortium: The Tower once it is complete. Steam or consoles. (Final retail price of




Consortium: The Tower - Freefall

UNREAL ENGINE

iDGi INTERDIMENSIONAL GAMES inc


Consortium: The Tower -- The Ongoing Journe...

19 BACKERS

One copy of the Backer Special edition of Consortium: The Tower once it is complete. Steam or consoles. (Final retail price of game when done will be ~34.99)

REWARDS

- Digital copy of Consortium: The Tower (Backer Special Edition)

Estimated Delivery: Q1 2018

$30

SLACKER BACKER!

TOWER CONTRIBUTOR

2 BACKERS

One copy of the Backer Special edition of Consortium: The Tower once it is complete. Earliest access to the game. Access to private Backer Only section of the iDGi discussion forums, includes daily production updates.

REWARDS

- Digital copy of Consortium: The Tower (Backer Special Edition)
- Alpha/Beta Build Access
- Private Developer Forum Access

Estimated Delivery: Q1 2018

$50

SLACKER BACKER!

TOWER BELIEVER

3 BACKERS

One copy of the Backer Special edition of Consortium: The Tower once it is complete. Earliest access to the game. Access to private Backer Only section of the iDGi discussion forums, includes daily production updates. Copy of the original orchestral soundtrack for Consortium: The Tower. Copy of the CONSORTIUM (Game One) Backer Only DLC that integrates developer commentary into the game world. Delivered immediately.

REWARDS

- Digital copy of Consortium: The Tower (Backer Special Edition)
- Alpha/Beta Build Access
- Private Developer Forum Access
- Digital Consortium Game One Backer Special Edition DLC
- Digital Soundtrack by Jeremy Soule



CONSORTIUM®

THE TOWER

LATEST NEWS

- A Reddit AMA asks Bioware founder Greg Zeschuk and iDGi CEO Gregory MacMartin a ton of great questions!

OVERVIEW

WHAT

The Tower is a fully standalone, single player, first-person sci-fi immersive simulation. As Consortium officer Bishop Six, you can choose to fight, sneak, explore or talk your way through an interactive story driven by YOUR actions and decisions.

Put another way, imagine the original Deus Ex videogame, combined with the film Die Hard.

WHERE

The experience is set almost entirely within the hyper-futuristic Churchill Tower, an immense skyscraper in the heart of London, England. The partially under construction Tower has been mostly evacuated following "incidents of malfunctioning builder nanites."

WHEN

REWARDS

- Digital copy of Consortium: The Tower (Backer Special Edition)
- Alpha/Beta Build Access
- Private Developer Forum Access
- Digital Consortium Game One Backer Special Edition DLC
- Digital Soundtrack by Jeremy Soule

Estimated Delivery: Q1 2018

$1

CONSORTIUM LURKER

17 BACKERS

Watch our campaign progress by receiving updates!

REWARDS

- Access to Backer Only updates

Estimated Delivery: Q2 2016

$10

CONSORTIUM SUPPORTER

7 BACKERS

Our eternal gratitude for your support in helping us realize our goal! Get an HD wallpaper and your name in the game credits.

REWARDS

- Digital Wallpaper
- Name in credits

Estimated Delivery: Q2 2016

$20

CONSORTIUM INITIATE

1,630 BACKERS

Get a copy of the game when it's done (which will retail for approximately U.S $29.99). Gain access to our private developer forum

WHEN

The Tower begins on December 21st, 2042, within an alternate dimension on the brink of world peace. Many of the problems facing humanity today have been solved, and emerging technologies have forced global leaders away from waste, war and the greedy pursuit of natural resources.

WHO

The original CONSORTIUM team will be returning to continue our vision forward, while we bring on a select group of new people to appropriately amp up production for a much larger environment, story and scope.

WHY

We are passionate about seamlessly blending storytelling and gaming, where total immersion and lack of "gamey elements" are paramount to the story. We also believe in creating games with a social conscience, where murder and mayhem come with real consequences, and nothing is simply black or white.

STRETCH GOALS

FUNDED

The Core Experience

Includes full expression of the intended interactive story with all required characters, settings and plots. All gear from Game One included, but ported and vastly improved from Source to Unreal 4. New gear as showcased in pitch video.

$ 350,000

Equipment Engineering

Find a major upgrade to your PCU in The Tower that allows you to break down items you recycle into three types of materials (Elements, Compounds, and Exotics) and then combine these materials with your equipment to apply various upgrades. Based on your preferences, your team will work with you to discover new upgrade "recipes".

$ 400,000

Expanded Simulation

More fully realized floors and exploration possibilities for The Churchill Tower. More varied locations to explore such as more hidden areas, expanded commercial areas and more access to all parts of the Tower. Increased variety of raw materials for the Engineering System. Additional complexity and more realistic simulation of the Churchill Tower's power, security, plumbing, elevators and construction nanite systems. Deeper and more complicated

$29.99). Gain access to our private developer forum

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access

Estimated Delivery: Q1 2018

$50

REWARD!

CONSORTIUM ROOK

983 BACKERS

ALL OF THE ABOVE, plus: Access to early builds, full orchestral soundtrack by Jeremy Soule, Backer Special Edition DLC for Consortium Game One, and Churchill Tower diagram.

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC
- Digital Screenplays for both Consortium & The Tower
- Digital Vidal's Journal

Estimated Delivery: Q1 2018

$100

REWARD!

CONSORTIUM BISHOP

103 BACKERS

ALL OF THE ABOVE, plus: Get a high quality CONSORTIUM: The Tower backer T-shirt, choose from 3 designs, a Consortium Bishop metal pin, "Consortium Royalty" status granted in forum, access to video Q&A sessions with the team, access to custom BACKER ONLY DLC virtual trainer challenge map and take a part in its design!

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)


plumbing, elevators and construction nanite systems. Deeper and more complicated underwater sections.
Expanded Cast

- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC
- Digital Vidal's Journal
- Digital Screenplays for both Consortium & The Tower
- Q&A Video conferencing sessions with the team
- In-Game iDGi-1 Console Feed
- Backer-Only Virtual Trainer Challenge Map
- Consortium Royalty status in developer forum
- Physical T-Shirt
- Physical Consortium Bishop metal pin

Estimated Delivery: Q1 2018

PLAY YOUR WAY

The experience of The Tower is one of absolute freedom of movement, speech and action, within a single-location, sandbox environment. There will be no cut scenes, and full control will never be taken away for "gamey" reasons. Immersion is absolutely paramount, and to that end the world within the Tower will feel realistically alive and reactive to however you choose to approach each and every situation.

A branching, "waterfall" narrative and dialogue system should appeal to those looking for a truly replayable experience, and will ensure that your decisions are plentiful without feeling cheap or obvious.



DIPLOMACY - Choose to speak any time and anywhere with the push of a button. While rather difficult, you will be able to play through the entire experience without raising your weapon. Trick, bribe, scare, hire, or simply convince potential combatants to disarm, all while developing relationships with your crew, other Consortium officers, the London Police, and any other characters you meet throughout the experience.



$150

REWARD!

CONSORTIUM DIGITAL MASTER

46 BACKERS

The ultimate all-digital bundle.

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC
- Digital Vidal's Journal
- Digital Screenplays for both Consortium & The Tower
- Q&A Video conferencing sessions with the team
- In-Game iDGi-1 Console Feed
- Backer-Only Virtual Trainer Challenge Map
- Consortium Royalty status in developer forum
- Esteemed Backer in credits
- Add Name to Lore
- Digital artwork collection

Estimated Delivery: Q1 2018

$250

REWARD!

CONSORTIUM KNIGHT

with your crew, other Consortium officers, the London Police, and any other characters you meet throughout the experience.



EXPLORING THE TOWER - The Bishop's arsenal of customizable, futuristic gadgetry gives him immense freedom of movement. Run faster, jump higher, glide through the air, breathe underwater, and fall from great heights, all while exploring every nook and cranny of the Tower.



STEALTH - The Bishop can also utilize highly experimental, potentially dangerous stealth technology, such as invisibility and sound dampening.



COMBAT - Find yourself in the middle of intense firefights, and choose to either kill or incapacitate all those in your way. The Consortium officers working with you will praise you for using non-lethal means, but will react with increasing alarm should you too often resort to murderous violence. There may also be other factions interested in aiding you through the Tower, should the Consortium turn its back on you.



Estimated Delivery: Q1 2018

$250

REWARD!

CONSORTIUM KNIGHT

41 BACKERS

ALL OF THE ABOVE, plus: a physical copy of Vidal's Personal Journal, a Fold-up glossy full color diagram of the Churchill Tower, a Full color poster (Standard movie poster dimensions) for Consortium: The Tower signed by core team , and a Consortium Knight metal pin.

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC
- Digital Vidal's Journal
- Digital Screenplays for both Consortium & The Tower
- Q&A Video conferencing sessions with the team
- In-Game iDGi-1 Console Feed
- Backer-Only Virtual Trainer Challenge Map
- Consortium Royalty status in developer forum
- Esteemed Backer in credits
- Add Name to Lore
- Digital artwork collection
- Physical T-Shirt
- Physical Consortium Bishop metal pin
- Physical Vidal's Journal
- Physical Consortium Knight metal pin
- Physical Churchill Tower Diagram
- Physical Signed Poster

Estimated Delivery: Q1 2018

$500

REWARD!

CONSORTIUM KING

7 BACKERS

ALL OF THE ABOVE, plus: Get a limited edition Backer Special Edition DVD pack for Consortium: The Tower. Includes: the game, a 16 pg. color hint booklet, soundtrack CD, concept art, videos, and the official project post-mortem (ships in 2018). Two



As with CONSORTIUM before it, many events within The Tower will play out regardless of your interaction with them, creating an environment cultivated for immersion and replayability. Your chosen actions (and inactions) within this environment will cause ripples, dramatically impacting the unfolding narrative in major ways.

IMPACT ON THE WORLD

We aim to simulate not just the Churchill Tower, but the people inside it and the world around it. In many ways, we are striving to realize the "One City Block RPG" idea purposed by Warren Spector.

The following video takes a deeper look at some of The Tower's core mechanics, while also demonstrating three different ways the world press could respond to your actions as Bishop Six – is he a diplomat, ninja, or lunatic? Featured is Kiril Angelov, antagonist from Consortium Game One, and he's just been asked to comment on Bishop Six's "recent behaviour."


Consortium: The Tower – Impact On The World

This 2042 is connected on an unprecedented scale. Due to the unusual nature of the Churchill Tower hostage situation, there are literally billions of people watching your every (visible) decision unfold. We want you to feel as though your choices as Bishop Six carry weight on a global scale, and that those choices actually mean something.

Crowds have formed around the tower, hundreds of police and reporters are on the scene, and you are at the centre of it all.

additional posters ("Spirit of Consortium" and "ZENLIL"). Interactive Screenplay fully bound books for Game One (delivered April 2016) and The Tower. Consortium Executive Pin.

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC
- Digital Vidal's Journal
- Digital Screenplays for both Consortium & The Tower
- Q&A Video conferencing sessions with the team
- In-Game iDGi-1 Console Feed
- Backer-Only Virtual Trainer Challenge Map
- Consortium Royalty status in developer forum
- Esteemed Backer in credits
- Add Name to Lore
- Digital artwork collection
- Physical T-Shirt
- Physical Consortium Bishop metal pin
- Physical Vidal's Journal
- Physical Consortium Knight metal pin
- Physical Churchill Tower Diagram
- Physical Signed Poster
- Physical copy of Consortium: The Tower (Backer Special Edition)
- Physical Consortium executive metal pin
- CONSORTIUM Game One Poster Pack
- Physical Screenplays for both Consortium & The Tower

Estimated Delivery: Q1 2018

$1,000 REWARD!

CONSORTIUM TRUE BELIEVER

3 BACKERS

ALL OF THE ABOVE, plus: a very special and prominent place in the credits as one of our True Believers, a private Q&A session with Steve and Gregory to discuss whatever you wish, all games made by iDGi in the future are free for you, forever. and get an extra Five copies of both Game One and Game Two.

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access

Crowds have formed around the tower, hundreds of police and reporters are on the scene, and you are at the centre of it all.

THE SETUP

The Tower is a role-playing game in which you play as yourself, and you are being given the opportunity to physically control a man in a parallel world. His code name is Bishop Six, and he's a field agent for the Consortium, a powerful peacekeeping force in the not-quite-utopic future of 2042.



- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC
- Digital Vidal's Journal
- Digital Screenplays for both Consortium & The Tower
- Q&A Video conferencing sessions with the team
- In-Game iDGi-1 Console Feed
- Backer-Only Virtual Trainer Challenge Map
- Consortium Royalty status in developer forum
- Esteemed Backer in credits
- Add Name to Lore
- Digital artwork collection
- Physical T-Shirt
- Physical Consortium Bishop metal pin
- Physical Vidal's Journal
- Physical Consortium Knight metal pin
- Physical Churchill Tower Diagram
- Physical Signed Poster
- Physical copy of Consortium: The Tower (Backer Special Edition)
- Physical Consortium executive metal pin
- CONSORTIUM Game One Poster Pack
- Physical Screenplays for both Consortium & The Tower
- True Believer in credits
- Private Q&A with Steve and Gregory
- All future iDGi games free for you
- 5 extra copies of both The Tower and Game One

Estimated Delivery: Q1 2018

$2,000

BEER TASTING WITH DR GREG

0 BACKERS

Limited! 0 of 3 claimed.

ALL OF THE ABOVE, plus: Beer tasting with BioWare Founder Greg Zeschuk. Flight and lodging not included.

REWARDS

- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram

When a hostage situation suddenly erupts within London's monumental Churchill Tower, Bishop Six and a team of Consortium officers are sent in to subdue the terrorists, and rescue the hostages. It sounds simple enough, but when the layers peel back you'll find that they just keep peeling. Everyone seems to want the Bishop on their side, but none are very keen to reveal just what "their side" truly stands for.



Discover the source of an unnatural earthquake originating from below the Tower. Find out what's really behind the Tower's malfunctioning builder nanites. Befriend or manipulate the London Police to your advantage, or have them turn against you. Attempt to uncover the truth about the Consortium King (a sentient A.I., and the source of our connection to their world), his creator, the terrorists, your crew, and the Tower itself. Even gain the attention of a mysterious benefactor whose "alternative" ideas and perspectives will begin to make you question your definitions of "friend" and "foe."

We're excited about creating an atmosphere where you're in the middle of a conflict for your trust and loyalty, with multiple sides struggling to keep your attention.


Consortium: The Tower - The King's Plea
K-1 FACILITY, XALAPA, MEXICO
UNKNOWN DATE AND TIME
THEIR WORLD

To further complicate matters, an old enemy of the Consortium tells us that

Special Edition DLC
- Digital Vidal's Journal
- Digital Screenplays for both Consortium & The Tower
- Q&A Video conferencing sessions with the team
- In-Game iDGi-1 Console Feed
- Backer-Only Virtual Trainer Challenge Map
- Consortium Royalty status in developer forum
- Esteemed Backer in credits
- Add Name to Lore
- Digital artwork collection
- Physical T-Shirt
- Physical Consortium Bishop metal pin
- Physical Vidal's Journal
- Physical Consortium Knight metal pin
- Physical Churchill Tower Diagram
- Physical Signed Poster
- Physical copy of Consortium: The Tower (Backer Special Edition)
- Physical Consortium executive metal pin
- CONSORTIUM Game One Poster Pack
- Physical Screenplays for both Consortium & The Tower
- True Believer in credits
- Private Q&A with Steve and Gregory
- All future iDGi games free for you
- 5 extra copies of both The Tower and Game One
- BEER TASTING experience with Dr Greg

Estimated Delivery: Q1 2018

$5,000

CONSORTIUM GOD

0 BACKERS

EVERYTHING FROM TRUE BELIEVER, plus: Create a fully voiced character. Have a character made in your likeness and either voice the character yourself or be involved in casting an actor to play the role. Must have good microphone to voice the role yourself. Invited to come hang out with us at iDGi HQ in Vancouver, BC for one day. We will cover food and accommodations, you pay travel. If you choose to voice your character yourself, do it in the studio here during this time!

REWARDS
- Digital Wallpaper
- Name in credits
- Digital copy of Consortium: The Tower (Backer Special Edition)
- Private Developer Forum Access
- Alpha/Beta Build Access
- Digital Soundtrack by Jeremy Soule
- Digital Churchill Tower Diagram
- Digital Consortium Game One Backer Special Edition DLC

To further complicate matters, an old enemy of the Consortium tells us that within this "great tower" a global event is about to originate. The King demands our help in dealing with this, claiming multiverse-scale destruction if we refuse. Does his understanding of who we really are affect his judgement? And is the Consortium really the selfless peacekeeping organization he claims it to be?

FACTIONS

Without warning enemies seemingly become friends while multiple factions vie for our assistance in unraveling a mystery stretching back thousands of years. Amidst all this chaos there is one question that only you, as the Bishop, can answer: Whom can you trust?

See HERE for more specific information on the various characters found throughout the game.

See HERE for more specific information on the two primary factions found within The Tower.

- **The Terrorists** have taken over the Churchill Tower Power Facility, and believe it to be capable of arming a globally banned orbital bioweapon – they've been sent in by unknown parties with instructions to prove this to the world through the use of the press.
- **The Consortium's** main concern is the securing of the civilian hostages being held in the center of the Churchill Tower, and they are relying on you to make this happen as quickly as possible. Despite assurances that the Power Facility houses a safe, modern fusion reactor, the Consortium King is worried about it being tampered with and causing a devastating explosion that could destroy all of London.



- Digital Co
Special Edi
- Digital Vi
- Digital Sc
The Tower
- Q&A Vide
team
- In-Game i
- Backer-O
Map
- Consortiu
forum
- Esteemed
- Add Name
- Digital art
- Physical T
- Physical C
- Physical V
- Physical C
- Physical C
- Physical S
- Physical c
(Backer Sp
- Physical C
- CONSOR
- Physical S
& The Towe
- True Belie
- Private Q
- All future
- 5 extra co
Game One
- Create a f
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Estimated



- **Mysterious Benefactors** encourage you to actively rebel against the Consortium. Potentially join them after gaining their trust, uncover their identity, and discover their claims of truth about the Consortium King and his officers.
- **The London Police** are at first warned to keep their distance while the Consortium handle the situation. As things progress, the Police Chief can end up as friend or foe entirely dependant on your actions and interactions with him.



- **The Churchill Tower** itself will sometimes seem to be working for or against you: state of the art security systems, initially controlled by the terrorists, and the "malfunctioning" builder nanites will need to be controlled and understood before they interfere with your mission.
- **Civilians** populate the various sections of The Tower, and include the hostages and any other people remaining behind after it was evacuated. As with everyone else, every civilian you meet will be a unique, fully fleshed out human being.

CONSORTIUM
GAME ONE

"Consortium offers a solid sample of what we've been saying games have the potential to do for a generation." - Rock, Paper, Shotgun
"The game subversively twists your expectations until you're left wondering who mixed the Deus Ex chocolate with your Stanley Parable peanut butter." - The Escapist
"The game establishes an intriguing premise set in a deeply realized world and gives you a great degree of agency to leave your mark upon it." - Hardcore Gamer

See HERE for more detailed information on Game One of the iDGi-1 Trilogy (including a story flowchart, and detailed post mortem)

"Consortium offers a solid sample of what we've been saying games have the potential to do for a generation." - Rock, Paper, Shotgun
"The game subversively twists your expectations until you're left wondering who mixed the Deus Ex chocolate with your Stanley Parable peanut butter." - The Escapist
"The game establishes an intriguing premise set in a deeply realized world and gives you a great degree of agency to leave your mark upon it." - Hardcore Gamer

See HERE for more detailed information on Game One of the iDGi-1 Trilogy (including a story flowchart, and detailed post mortem)


CONSORTIUM: What Some Gamers Are Saying..

Players of Game One: It is important to note that ALL of your completed saved game data will be fully importable into The Tower. This means that what characters ended up where, inventory, decisions, relationships, and many conversational choices will be preserved as they were at the end of Game One, and in turn will affect situations and dialogue throughout The Tower.

New to the Franchise: Rest assured that you do NOT have to play Consortium Game One in order to fully understand and enjoy the Tower from start to finish.

REWARDS

CONSORTIUM SUPPORTER $10

- Digital Wallpaper (3400 x 5572)
- CREDITS Name in credits

CONSORTIUM INITIATE $20

CREDITS

PLUS

- Receive one One copy of the Backer Special Edition of Consortium: The Tower. Includes developer commentary DLC to be made available only to backers. (DRM-Free, Steam, or Consoles)
- Private developer forum access with daily development team production updates

CONSORTIUM ROOK $50

CREDITS

PLUS

- EARLY ACCESS Access to Alpha/Beta builds when released
- Complete digital Original Soundtrack. Composer TBA, but will contain themes and compositions by Jeremy Soule
- Full color digital map of the game-world, the Churchill Tower
- One copy of the Consortium Game One Backer Special Edition DLC that adds in-game developer commentary
- Receive a PDF copy of the entire interactive screenplay for both CONSORTIUM (433 pages - delivered soon after campaign completion) and THE TOWER (delivered soon after launch day)
- Delve into the personal journal of fictional iDGi founder, Vidal Desertch. A day by day account of the early days in the development of the iDGi-1 satellite, from the dream that started it all to the mad obsession that followed. (CONTENTS: PDF file with imbedded images, sketches, and other documents)

CONSORTIUM BISHOP $100

CREDITS EARLY ACCESS

CONSORTIUM BISHOP

$100

CREDITS EARLY ACCESS

PLUS

- A Consortium Bishop metal pin (★ See Below)
- A Backer T-shirt - choose from one of the designs (★ See Below)
- Exclusive access to the semi regular Q&A video chat sessions with the team
- Access to the iDGi-1 Executive Backer pack: Gain access to the raw iDGi-1 satellite console info feed, giving you additional information about the quantum stream in real-time. Think of it like having a developer console info feed that gives you additional information about what is going on in the simulation. To be made available AFTER the main game ships
- Access to custom BACKER ONLY DLC virtual trainer challenge map and be involved in it's conception and design
- "Consortium Royalty" status granted to you in Forum. Get invited to occasional "Royalty Only" meetings

CONSORTIUM DIGITAL MASTER

$150

EARLY ACCESS

PLUS

- Printable digital versions of ALL available T-shirt and poster art
- CREDITS Name prominently displayed in a special place as an "Esteemed Backer" in the credits
- Your name (or any name of your choosing) will be put into the lore

CONSORTIUM KNIGHT

$250

CONSORTIUM KNIGHT $250

EARLY ACCESS

CREDITS

PLUS

- Vidal's Personal Journal: bound as a physical, stylized book. Signed by Vidal and printed in full color
- A Consortium Knight metal pin (★ See Below)
- Fold-up glossy full color map of the game-world, the Churchill Tower
- Full Color Poster (Standard Movie Poster dimensions) for Consortium: The Tower signed by the core team (★ See Below)

CONSORTIUM KING $500

EARLY ACCESS

CREDITS

PLUS

- Get a limited edition Backer Special Edition DVD pack for Consortium: The Tower. Includes: a 16 page full color gameplay hint booklet, soundtrack CD, concept art, videos, and the official project post-mortem (to ship in early 2018)
- A Consortium Executive gold pin (★ See Below)
- 2 additional huge posters ("Spirit of Consortium" and "ZENLIL", designs) (★ See Below)
- One copy of the 432 page Interactive Screenplay book for Game One signed by Steven and Gregory. To be delivered soon after campaign finishes (★ See Below)

In addition, receive one copy of the Interactive Screenplay book for Game Two, signed by Steven and Gregory. Delivered in early 2018

TRUE BELIEVER

$1,000

PLUS

A very special and prominent place in the credits as one of our True Believers

A private Q&A session with Steve and Gregory to discuss whatever you wish

All future iDGi games are free for you

An extra Five Backer Special edition copies of both Game One and Game Two

BEER TASTING WITH DR GREG

$2,000

PLUS

Beer tasting with BioWare Founder Greg Zeschuk (Flight and lodging not included)

CONSORTIUM GOD

$5,000


EARLY ACCESS
CREDITS
FREE

PLUS



Create a fully voiced character. Have a character be made in your likeness and either voice the character yourself or be involved in casting an actor to play the role. Must have good microphone to voice the role yourself



Invited to come hang out with us at iDGi HQ in Vancouver, BC for a day or two. We will pay for food and accommodations, you pay travel. If you choose to voice your character yourself, do it in the studio here during this time!

All pins to be produced with a brass metal finish




Front
Back
Zenlil Backer
Front
Back
The Seeker Prophecy
Front
Back
The Tower Backer
TOWER
BACKER


CONSORTIUM
CONSORTIUM
CONSORTIUM


CONSORTIUM


The Consortium C-3800 Command Vessel
'ZENLIL'
'THE SPIRIT OF CONSORTIUM'

WHY CROWDFUNDING?

Other than what we established with Consortium, The Tower does not follow any specific formula or genre staple. Funding these kinds of projects using only traditional channels is difficult and would require us to make compromises, or at least oversimplify what we want to accomplish in designing this simulation.

Simply put, we do not want to compromise on the vision of what we know can be accomplished.

We learned a lot from running the Kickstarter campaign for Consortium, and we feel more confident than ever that we can do this right on all fronts. The success of this rewards and investment campaign will quite literally kickstart the production of Consortium: The Tower and give us the means to fully produce it.

- 70% of the funds we receive will be spent on the salaries and invoices for the artists, programmers, designers, sound/foley folks and immense amount of voice production required to build this game. More money means larger workload, and/or more employees to pay.
- The remaining 30% will go towards all the various production and business expenses that are necessary, such as licensing fees, legal, accounting, development hardware / software, backer rewards and studio space. We have always been a partially-remote company, meaning we can hire from anywhere in the world, and employees are able to "work from home." This in turn saves a lot on office expenses most companies pay a great deal for.

We built Consortium Game One over a long period, and on a budget that was very small considering what physically went into it. We've become very good at ensuring that everything goes where it needs to go in order to get the game made. This is a passion project for us, and so the game always comes first.

Given our experience with making the first Consortium on an extremely tight budget, we are confident that we would be able to comfortably produce a great game with the minimum amount we're asking for here.



produce a great game with the minimum amount we're asking for here.


CONSORTIUM
THE TOWER

GET RETURNS FROM CONSORTIUM: THE TOWER

Developed by Interdimensional Games Inc

PLATFORMS:

VIEW THE CAMPAIGN

INVESTMENT TERMS

You will be investing in Fig Game Shares - CTT, which track an interest in future sales receipts from Consortium: The Tower. Fig Game Shares - CTT are tracking preferred stock issued by Fig Publishing Inc., which will co-publish Consortium: The Tower developed by Interdimensional Games. **UPDATE: Thanks for all the investment interest in the campaign so far! Given the great response, the investment round is now closed. If you would like to invest, please continue to indicate your interest, and we will add you to our waiting list. If the opportunity to invest re-opens later, Fig will contact you off the waiting list. Please also consider pledging for rewards if you haven't yet as a way to support the development of this game. Thanks again, Fig**

How do I make money?

How do I make money?

Good question! Below is an approximation on how the investment will perform for every $250 invested*:

- $1 for every $4,102 in adjusted gross receipts.

We integrated these business terms into a calculator so you can make your own projections on how well you think the game will perform. There are some small print exceptions, which we tried to keep to a minimum of course, and those are described below.



CONSORTIUM GAME ONE
ALPHA PROTOCOL
E.Y.E: DIVINE CYBERMANCY
0
UNITS SOLD
1M
INVESTOR
BREAKEVEN

Invested:	$250
Units Sold:	89,000
Avg Wholesale:	$21.00
Est. Deductions:	7.37%
Adj. Gross:	$1,731,161
Return:	$421

Feel free to change the numbers above to match your expectations. Think it's going to sell more or less? Or the average wholesale price is going to be higher or lower? Up to you.

But it's not all about money and returns. By participating you will help bring this incredible game to life – a feat that will only happen with your generous support! Now, on to the fine print.

* Estimates as to when an investor would break even and then start seeing profits do not take account of certain possible costs and deductions, such as taxes, that are difficult to estimate with reliability. If any assumptions prove to be incorrect, or if any costs not accounted for prove to be material, then the point at which an investor would break even could be substantially higher than estimated. Estimates are forward-looking statements that will be subject to unknown risks and uncertainties. Be cautious and do not to place undue emphasis on forward-looking statements in making your investment decisions. The past sales performance of other games may not be relevant to the current game, and past performance is not a reliable indicator of future performance. The units sold numbers used above for comparable titles reflect data from Steamspy on the number of Steam/PC owners of the title. The units sold for the developer's previous title is based on its internal data from sales on Steam, Humble Bundle and GOG. Please read our investment materials.

ADDITIONAL INFORMATION



CTT Game Budget
$300,000
Voice Actors and Recording
6%
Writing Team
10%
Programming
32%
Misc. Expenses (Travel, accounting, legal, hardware, etc)
4%
Backer Rewards
2%
Software License Fees
12%
Concept Art
6%
Web Development and A.R.G.
2%
Designers and 3D Artists



6%
Web Development and A.R.G.
2%
Designers and 3D Artists
26%

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Copyright © 2017 Fig. All rights reserved.

Ready to invest in a parallel world?

Last week on Fig we launched our newest campaign - Consortium: The Tower!

The Tower is a fully standalone, first-person sci-fi immersive simulation game, and the sequel to the critically acclaimed 2014 game Consortium.

The response to this game has been stellar! The campaign launched five days ago and has already achieved over 86% of the goal. Once the campaign reaches its $300,000 goal, the investment portion of the campaign will conclude - although you can still back for rewards. Therefore, there is less than $40,000 of investment left, and we anticipate it will be gone within the next 24 hours.

If you are interested in investing, visit the campaign here and click invest.


CONSORTIUM
THE TOWER

It’s not about survival, it’s about the choices you make.

We believe this game has the opportunity to truly be something special with your support, and our CEO recently wrote a blog post about why he's so excited about this campaign in particular - you can read it here.

Thanks again for your support. We hope you will take a minute to visit the campaign and investment page.

Best regards,
The Fig Team

The information contained herein is not investment advice and does not constitute a recommendation to buy or sell any security or that any transaction is suitable for any specific purposes or any specific person and is provided for information purposes only. Each investor should always carefully consider investments in any security and be comfortable with his/her understanding of the investment, including through consultation with investment and tax professionals.

With regard to any information contained herein regarding a potential securities offering by Fig Productions, Inc. pursuant to the Regulation A exemption from the registration requirements of the U.S. Securities Act, including opportunities to "reserve" shares as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited thereby, and if sent in response, will not be accepted, (ii) no sales will be made or commitments to purchase accepted until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission, (iii) any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) any

indication of interest is non-binding and involves no obligation or commitment of any kind.

Copyright © 2016 Fig, All rights reserved.

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The Fig Tree, April 6, 2016 View this email in your browser

Ready to jump into a parallel world?

Fig team here, and we've got another amazing campaign for you to check out: Consortium: The Tower.

The Tower is a fully standalone, single player, first-person sci-fi immersive simulation. As Consortium officer Bishop Six, you can choose to fight, sneak, explore or talk your way through an interactive story driven by YOU actions and decisions.

Put another way imagine the original Deus Ex video game, combined with the film Die Hard.

When a hostage situation suddenly erupts within London's monumental Churchill Tower, Bishop Six and a team of Consortium officers are sent in to subdue the terrorists, and rescue the hostages.

It sounds simple enough, but when the layers peel back you'll find that they just keep

peeling. Everyone seems to want the Bishop on their side, but none are very keen to reveal just what "their side" truly stands for.


CONSORTIUM
THE TOWER

It's not about survival it's about the choices you make.

As with our previous campaigns, you can reserve an investment in Game Shares™ for Consortium. Consortium Game Shares are a series of preferred stock of Fig Publishing, Inc. that track the economic performance of sales from Consortium. Fig will regularly dividend out the future sales receipts from the game after it launches.

We believe this game has the opportunity to truly be something special with your support and our CEO recently wrote a blog post about why he's so excited about this campaign in particular - you can read it here. If you want more information on how you can help, jump into the campaign page. To support, you can back for rewards, reserve an investment in Game Shares™, or both!

Cheers,
The Fig team

About iGDi: Driven to push the boundaries of videogaming, Interdimensional Games is a collection of highly creative and passionate individuals dedicated to advancing the art form of interactive storytelling through the creation of immersive first-person gaming experiences with a moral compass. Their first title, CONSORTIUM, released in 2014, is the first game to use the iDGi-1 Interactive Storytelling Technology and is widely regarded as an extremely original and unique interactive experience.

The information contained herein is not investment advice and does not constitute a recommendation to buy or sell

any security or that any transaction is suitable for any specific purposes or any specific person and is provided for informa[illegible]ly. Each investor should always carefully consider investments in any security and be comfortable with his/her understanding of the investment, including through consultation with investment and tax professionals.

With regard to any information contained herein regarding a potential securities offering by Fig Productions, Inc. pursuant to the Regulation A exemption from the registration requirements of the U.S. Securities Act, including opportunities to "reserve" shares as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited thereby, and if sent in response, will not be accepted, (ii) no sales will be made or commitments to purchase accepted until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission, (iii) any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) any indication of interest is non-binding and involves no obligation or commitment of any kind.

Copyright © 2016 Fig, All rights reserved.

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